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                                                                    Exhibit 10.3

                               AMENDMENT NO. 1 TO

                             SUBSCRIPTION AGREEMENT

     THIS AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT (this "Amendment") is dated as of March 31, 2003, and amends that certain Subscription Agreement ("Subscription Agreement") by and among Argonaut Group, Inc. (the "Corporation") and HCC Insurance Holdings, Inc. ("Investor") dated as of March 12, 2003.

                                    RECITALS

     WHEREAS, Seller and Purchaser wish to amend the Subscription Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Amendment hereby agree as follows:

                                   Article I.
                                   Amendments

     1.1. The Subscription Agreement is hereby amended by revising Section 1(a) to read as follows:

          "a. Subscription. On the terms and subject to the conditions of this Agreement, the Investor hereby irrevocably subscribes for and the Corporation hereby irrevocably agrees to sell to Investor 2,453,310 shares of Series A Mandatory Convertible Preferred Stock (the "Shares") of the Corporation (the terms of which are described in the form of Certificate of Designations, Preferences and Rights of the Series A Mandatory Convertible Preferred Stock of the Corporation, attached hereto as Exhibit A (the "Certificate of Designations") for a purchase price of $12.00 per share for an aggregate purchase price of Twenty Nine Million Four Hundred Thirty-Nine Thousand Seven Hundred Twenty Dollars ($29,439,720) payable in cash at the Closing. At any time prior to Closing, the Corporation shall have the right to require Investor, subject to Investor's receiving all necessary regulatory approvals, to increase its investment to $49.9 million and to acquire additional Shares at the per share purchase price provided herein. If Investor is unable to obtain all necessary regulatory approvals, Investor will not be required to purchase more than 2,453,310 Shares. Nothing contained in this Section 1(a) shall be deemed to modify, amend, waive or alter the Investor's conditions to Closing set forth in Section 4."

     1.2. The Subscription Agreement is hereby amended by revising Section 3(l) to read as follows:

          "l. Right of Participation. If the Corporation authorizes or creates a new class or series of capital stock and proposes to issue such capital stock (which for the avoidance of doubt, shall not include additional shares of its current outstanding class of common stock in a capital-raising transaction) (a "New Stock Offering"), then the Corporation shall provide as much advance notice as reasonably practicable

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          (without jeopardizing the Corporation's ability to reasonably conduct the offering on advantageous terms, but in no event less than ten business days) to Investor of such issuance, which notice shall include the proposed amount of shares to be offered, the material terms of such shares and the price at which shares shall be offered (the "Stock Offering Notice"), so as to enable Investor the opportunity to purchase all or any portion of such securities in connection with such issuance. If the Corporation proposes to issue debt securities (other than bank debt) in a capital raising transaction (a "New Debt Offering"), the Corporation shall provide as much advance notice as reasonably practicable (without jeopardizing the Corporation's ability to reasonably conduct the offering on advantageous terms, but in no event less than three (3) business days) to Investor of such issuance, which notice shall include the proposed amount of debt securities to be offered and the proposed material terms of such debt securities (the "Debt Offering Notice"), so as to enable Investor the opportunity to purchase all or any portion of such debt securities in connection with such issuance. Investor may exercise the foregoing rights by delivering a notice of such exercise (the "Notice of Exercise") to the Corporation within two business days after the time notice of the New Stock Offering or the New Debt Offering is given to Investor by the Corporation. Such Notice of Exercise shall state the number of shares of capital stock or amount of debt securities, as the case may be, that Investor desires to purchase in such offering. Subject to the following provisions, the Corporation shall issue to Investor in such offering such number of shares of capital stock or amount of debt securities, as the case may be, to the Investor as specified in such Notice of Exercise. It is hereby understood that, pursuant to the Subscription Agreement, dated March 31, 2003, between the Corporation and Century Capital Partners III, L.P. ( "Century"), the Corporation has granted rights to Century to participate in New Stock Offerings and New Debt Offerings, and the Corporation is obligated to offer such securities to Century on the same basis as offered to Investor. In the event that Century and Investor deliver Notices of Exercise that would collectively obligate the Corporation to issue more capital stock or debt securities, as the case may be, than set forth in the Stock Offering Notice or Debt Offering Notice, as the case may be (the "Maximum Offering Size"), then (i) the Corporation shall not be obligated to issue more capital stock or debt securities than the Maximum Offering Size and (ii) the shares of capital stock or the amount of debt securities, as the case may be, shall be allocated pro rata among Century on the one hand and Investor on the other hand on the basis of the number of Shares owned by each of them (ownership of Common Stock into which Shares were converted shall not be considered for purposes of determining such number of Shares) until such time as (A) a party is allocated the amount of capital stock or debt securities specified in its Notice of Exercise, in which case, the remaining unallocated capital stock or debt securities that comprise the Maximum Offering Size will be allocated to the other party or (B) if clause (A) does not apply, the entire Maximum Offering Size is allocated among the parties. The Corporation's obligations in this section shall remain in effect as long as Investor holds, directly or indirectly, 30% or more of the originally issued Shares (and ownership of Common Stock into which such Shares were converted shall not be considered for purposes of such calculation). The rights set forth in this section shall only apply to a successor of Investor, or a purchaser or

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          other owner of a portion of Investor's Shares, if at the time of such successor's, owner's, or purchaser's acquisition, Investor, directly or indirectly, disposed of, and the successor, owner or purchaser, acquired, all of the then remaining Shares held by Investor directly or indirectly."

     1.3. The Subscription Agreement is hereby amended by adding a new Section 3(m) to read as follows:

          "m. Confidentiality Agreement. The Corporation acknowledges and agrees that effective as of the Closing the standstill provisions in the 4th full paragraph of page 2 beginning "You agree..." and ending "this paragraph." set forth in that certain Confidentiality Agreement dated February 14, 2003 between Investor and the Corporation are invalid and are of no further force or effect."

     1.4 The Subscription Agreement is hereby amended by revising Section 3(g) to read as follows:

          "g. Repurchase. If by April 22, 2003 Century Capital Partners III, L.P. ("CCP") has not closed its subscription for shares of the Series A Preferred and become the owner of 500,000 shares of the Series A Preferred at an aggregate purchase price of $6,000,000 as agreed in the Subscription Agreement dated March 31, 2003, between CCP and the Corporation at Investor's election, shall repurchase shares of the Series A Preferred from Investor in an amount such that Investor's total ownership of the Corporation is equal to 9.99% (and no greater) of the issued and outstanding stock of the Corporation at the purchase price of $12.00 per share. "

                                   Article II.
                                  Miscellaneous

     2.1. Interpretation. This Amendment has been negotiated at arm's length and between Persons sophisticated and knowledgeable in the matters dealt with in this Amendment. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Amendment against the party that has drafted it is not applicable and is waived. The provisions in this Amendment shall be interpreted in a reasonable manner to effect the purposes of the parties, this Amendment and the Subscription Agreement.

     2.2. Counterparts. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing a facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

     2.3. Governing Law; Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might

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otherwise govern under applicable principles of conflicts of laws thereof.
Regardless of any present or future domicile or principal place of business of the parties hereto, each party hereby irrevocably consents and agrees that any claims or disputes between or among the parties hereto pertaining to this Amendment or to any matter arising out of or related to this Amendment may be brought in any federal court of competent jurisdiction in the State of Delaware. By execution and delivery of this Amendment, each party submits and consents in advance to such non-exclusive jurisdiction in any action or suit commenced in any such court. Each party hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as deemed appropriate by such court and service of process in accordance with Delaware law.

     2.4. Severability. In the event that any provision of this Amendment shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Amendment shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Amendment or unless the invalid or unenforceable provisions comprise an integral part of, or are inseparable from, the remainder of this Amendment. If this Amendment continues in full force and effect as provided, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

     2.5. No Other Amendments or Modification. Except as expressly modified and amended by this Amendment, the Subscription Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                         ARGONAUT GROUP, INC.


                                         By: /s/ Mark E. Watson III
                                             -----------------------------------
                                                 Name: Mark E. Watson III
                                                 Title: President & CEO


                                         HCC INSURANCE HOLDINGS, INC.


                                         By: /s/ Stephen L. Way
                                             -----------------------------------
                                                 Name: Stephen L. Way
                                                 Title: Chief Executive Officer


                                         HOUSTON CASUALTY COMPANY


                                         By: /s/ Edward H. Ellis, Jr.
                                             -----------------------------------
                                                 Name: Edward H. Ellis, Jr.
                                                 Title: Executive Vice President


                                         US SPECIALTY INSURANCE COMPANY


                                         By: /s/ Edward H. Ellis, Jr.
                                             -----------------------------------
                                                 Name: Edward H. Ellis, Jr.
                                                 Title: Executive Vice President

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                                         HCC LIFE INSURANCE COMPANY


                                         By: /s/ Edward H. Ellis, Jr.
                                             -----------------------------------
                                                 Name: Edward H. Ellis, Jr.
                                                 Title: Executive Vice President


                                         AVEMCO INSURANCE COMPANY


                                         By: /s/ Edward H. Ellis, Jr.
                                             -----------------------------------
                                                 Name: Edward H. Ellis, Jr.
                                                 Title: Executive Vice President

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